             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                   -----------------------

                         FORM 8-A


   FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
       PURSUANT TO SECTION 12(b) or 12(g) OF THE
            SECURITIES EXCHANGE ACT OF 1934


                Northfield Bancorp, inc.
----------------------------------------------------------------
    (Exact Name of Registrant as Specified in Its Charter)


      Maryland                                     52-2098394
----------------------------------------------------------------
(State of Incorporation or Organization)         (I.R.S. Employer
                                              Identification no.)

8005 Harford Road, Baltimore, Maryland                  21234
----------------------------------------------------------------
(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.  [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2)
please check the following box.     [  ]



Securities to be registered pursuant to Section 12(g) of the Act:


              Common Stock, par value $.01 per share
              --------------------------------------
                         (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 89-91), "Dividends" (pages 10-11), "Market for the Common Stock" (page
11), "Restrictions on Acquisitions of the Company" (pages 84-89), "The Conversion -- Restrictions on Sales and Purchases of Shares by Directors and Officers" (pages 32-33), "The Conversion -- Effect of Conversion to Stock Form on Depositors and Borrowers of Northfield Federal Savings -- Liquidation Account" (pages 21-22) and "The Conversion -- Restrictions on Repurchase of Shares" (page 32) of the Prospectus included as part of the Registrant's Registration Statement on Form SB-2, File No. 333-48615, declared effective on September 22, 1998 (the "Form SB-2").

Item 2.  Exhibits.

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

        1.       Specimen Common Stock Certificate of Northfield
                 Bancorp, Inc.

        2.  (a)  Articles of Incorporation of Northfield Bancorp,
                 Inc. (incorporated by reference to Exhibit 3.1 to the Form SB-2 (File No. 333-48615)).

            (b) Bylaws of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Form SB-2
                 (File No. 333-48615)).

            (c)  Plan of Conversion of Northfield Federal Savings
                 (incorporated by reference to Exhibit 99.2 to the Form SB-2 (File No. 333-48615)).



                           EXHIBIT INDEX
                           -------------


Exhibit
Number
-------

      1     Specimen Common Stock Certificate of Northfield
            Bancorp, Inc.

      2(a)  Articles of Incorporation of Northfield Bancorp, Inc.
            (incorporated by reference to Exhibit 3.1 to the Form SB-2)

      2(b) Bylaws of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Form SB-2)

      2(c)  Plan of Conversion of Northfield Federal Savings
            (incorporated by reference to Exhibit 99.2 to the Form SB-2)



                          SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         Northfield Bancorp, Inc.
                         ---------------------------------
                         (Registrant)



Date: November 12, 1998   By:/s/ G. Ronald Jobson
                             ------------------------------
                             G. Ronald Jobson
                             President and Chief Executive
                             Officer


                          4